Exhibit 99.1

PRESS RELEASE

Blackbaud Extends Existing Stockholder Rights Plan

Charleston, S.C. (October 2, 2023) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact (“Blackbaud” or the “Company”), today announced that its Board of Directors (the “Board”) has unanimously approved an amendment to the company’s existing stockholder rights plan (the “Rights Plan”), pursuant to which the expiration date has been extended from October 2, 2023 to October 2, 2024. All other terms and conditions of the Rights Plan previously adopted in October 2022 remain unchanged.
The Company expects to submit the amendment to the Rights Plan to the Company’s stockholders for ratification at the Company’s upcoming 2024 annual meeting of stockholders.
The Board is committed to acting in the best interests of all of the Company’s stockholders. In October 2022, the Board adopted the Rights Plan in an effort to enable all stockholders the ability to realize the full value of their investment in Blackbaud. In approving the extension, the Board evaluated the continued risk for an entity, person or group to gain control of Blackbaud through open-market accumulation without paying all stockholders an appropriate control premium. The Board approved the one-year extension of the Rights Plan to protect the interests of all Company stockholders.
Additional information regarding the amendment to the Rights Plan will be contained in a Current Report on Form 8-K to be filed by Blackbaud with the U.S. Securities and Exchange Commission (the “SEC”).
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud,

PRESS RELEASE
copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.